Exhibit 99.1

Identiv Reports Preliminary Third Quarter 2020 Results

Company Expects Approximately 30% Sequential Increase in Revenue to $24.8 Million to $25.0 Million

and Positive Earnings per Share

FREMONT, Calif. — October 29, 2020 — Identiv, Inc. (NASDAQ: INVE), a global leader in digital security and identification, reported preliminary results for the third quarter ended September 30, 2020.

The preliminary financial results included in this press release are based on current expectations and are subject to adjustment. Actual results may differ from those disclosed in this press release. Financial results for the third quarter ended September 30, 2020 will be released on November 10, 2020.

Third Quarter Financial and Operational Highlights

•	Total revenue grew approximately 30% sequentially to $24.8 million to $25.0 million

•	Revenue in Identity grew approximately 33% sequentially to $15.3 million to $15.5 million

•	RFID grew over 100% year-over-year

•	Revenue in Premises grew approximately 26% sequentially, predominantly due to demand from federal customers

•	Recurring revenue was approximately 6% of total revenue, or $1.4 million to $1.5 million

•	Total backlog for orders requested to ship in the fourth quarter 2020 grew approximately 68% year-over-year, with RFID backlog up approximately 125%

•	Within the last quarter, backlog for fiscal year 2021 doubled

•	GAAP net income to range from $0.3 million to $0.4 million. Non-GAAP adjusted EBITDA increased to between $2.7 million and $2.8 million, with positive GAAP earnings per share (EPS)

•	Net income adjusted for non-cash items to be a source of cash of approximately $2.2 million

•	RFID on track for full-year 80% growth

•	Identity readers up 38% year-over-year, driven by sustained work-from-home and work-mobile

•	Launched FIDO keys for extremely secure, easy-to-use, made in USA cybersecurity

Preliminary Third Quarter 2020 Financial Results

The Company expects revenue for the third quarter of 2020 to range between $24.8 million and $25.0 million, an increase of 30% at the midpoint of the range from $19.1 million in the prior quarter.

Revenues in the Identity segment grew sequentially and year-over-year due to higher sales of RFID transponder products and Identity readers, partially offset by lower access card sales. Revenues in the Premises segment rebounded sequentially as the initial market impact of lockdowns have subsided. Premises revenues grew overall, while Hirsch Velocity Cirrus orders and 3VR Prime’s pipeline also grew, reflecting preferences for recurring revenue pricing in both access control and video analytics. Federal sales grew approximately 90% sequentially, reflecting strength in the federal market.

GAAP gross margin is expected to range between 39% and 40%, compared to 40% in the prior quarter and 46% in the third quarter of 2019.

GAAP operating expenses, including research and development, sales and marketing, and general and administrative are expected to range between $8.9 million and $9.0 million in the third quarter of 2020, compared to $10.0 million in the prior quarter and $9.3 million in the third quarter of 2019.

Non-GAAP operating expenses (adjusted to exclude restructuring and severance costs and certain non-cash charges, such as stock-based compensation, depreciation and amortization, as well as other non-GAAP items consisting of acquisition-related transaction costs) for the third quarter of 2020 are expected to range between $7.4 million and $7.5 million, compared to $7.6 million in the prior quarter and $7.9 million in the third quarter of 2019.

GAAP net income in the third quarter of 2020 is expected to range between $0.3 million and $0.4 million, or $0.00 and $0.01 per basic and diluted share, based on preliminary results. This compares to GAAP net loss of $2.7 million, or $(0.17) per basic and diluted share, in the prior quarter.

Non-GAAP adjusted EBITDA in the third quarter of 2020 is expected to range between $2.7 million and $2.8 million, which compares to $0.5 million in the prior quarter.

Cash is expected to be approximately $12.3 million at September 30, 2020, which compares to $13.1 million at June 30, 2020 and $11.1 million at September 30, 2019.

Management Commentary Based on Preliminary Results

“At the beginning of the third quarter, we projected several growth metrics around RFID, our federal business, and Premises overall, and we’ve exceeded each of them,” said Identiv’s CEO, Steven Humphreys. “The third quarter’s 30% sequential revenue growth is a result of the long-term, secular growth trend we’ve been expecting in the RFID business, supported further by strength in our federal business and a rebound in the physical security market as deployments have resumed in several regions.

“Our Identity business grew 33% sequentially, driven by our RFID products, which grew over 100% year-over-year, and by continuing strong demand for our Identity readers for work-from-home cybersecurity. Federal government sales, which grew 90% sequentially, continue to drive physical security investments, and most agencies have announced long-term policies to support work-from-home and work-mobile. This growth also is coming while we’re driving recurring revenues to support our customers’ preferences and to strengthen the consistency of our business model. We believe our current backlog, our new product launches – including, FIDO keys, 3VR Prime, Velocity Cirrus and others – our sales and marketing programs, the broad adoption of RFID, federal budgetary strength, and work-from-home going into a sustained level of demand have built the base for a very strong second half of 2020 and 2021.”

Sandra Wallach, Identiv’s CFO, added: “Based on our preliminary results, we believe the third quarter was another proof point of the growth potential of our business as our revenues and profitability were in-line with our projections. Revenues are expected to range between $24.8 million and $25.0 million, which at the midpoint of the range, would be a 30% sequential increase from last quarter, and we also expect to earn positive GAAP net income.

“To avoid conflicting with the U.S. elections, we determined it was important to publish our preliminary financial results promptly and to move the discussion of our fully-detailed and final results to the week after the election. Our earnings call will now be on Tuesday, November 10 at 5 PM Eastern Time. It is our hope that this extra time, combined with these detailed preliminary results, will encourage a more focused discussion for investors.”

Conference Call

Identiv management will hold a conference call on Tuesday, November 10, 2020 at 5 PM ET (2 PM PT) to discuss finalized financial results. A question and answer session will follow management’s presentation.

Toll-Free Number: +1.844.369.8774

International Number: +1.862.298.0844

Call ID: 38123

Webcast link: here

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at +1.949.574.3860.

The conference call will be broadcast simultaneously and available for replay here.

The replay of the call will be available after 8 PM ET on the same day through November 24, 2020 under +1.877.481.4010 (Toll-Free Replay Number) and +1.919.882.2331 (International Replay Number) with Replay ID: 38123

About Identiv

Identiv, Inc. is a global leader in digitally securing the physical world. Identiv’s platform encompasses RFID and NFC, cybersecurity, and the full spectrum of physical access, video, and audio security. Identiv is a publicly traded company, and its common stock is listed on the NASDAQ Stock Market LLC in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP adjusted EBITDA, and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP adjusted EBITDA discussed above exclude items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes provision for income taxes, interest expense, foreign currency (gains) losses, stock-based compensation, amortization and depreciation, acquisition related transaction costs, and restructuring and severance. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, acquisition related transaction costs and restructuring and severance. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which will be included in the financial results issued on November 10, 2020.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the Company’s preliminary third quarter 2020 results and related commentary, statements regarding the Company’s expectations regarding future operating and financial performance, including 2020 guidance and 2021 expectations, the Company’s beliefs regarding its ability to achieve its business and strategic objectives and expected benefits thereof, the drivers of momentum in its business, the Company’s beliefs regarding its ability to execute on its key initiatives and the potential benefits thereof, the Company’s beliefs regarding its ability to respond to market conditions, the Company’s beliefs regarding the benefits and attributes of its platform and products, and beliefs regarding future orders is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, actual results for the third quarter and full year 2020, the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, the level and timing of customer orders, the success of its products and partnerships, industry trends and seasonality, the impact of COVID-19, and factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Matt Glover and Charlie Schumacher

Gateway Investor Relations

+1 949.574.3860

IR@identiv.com

Media Contact:

press@identiv.com